Exhibit 23.2

                                        Investment Banking Group

                                        World Financial Center
                                        North Tower
                                        New York, New York 10281-1324


Merrill Lynch



                                        August 22, 1995







     We hereby consent to the use of our opinion letter dated August 14, 1995 to the Board of Directors of Broadway Stores, Inc. included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a wholly owned subsidiary of Federated Department Stores, Inc. with and into Broadway Stores, Inc. and to the references to such opinion in such Proxy Statement/Prospectus under the caption "Opinions of Broadway's Financial Advisors". In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   MERRILL LYNCH, PIERCE, FENNER &
                                        SMITH INCORPORATED



                                   By      /s/ Susan Field
                                       ---------------------------------
                                             Director